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                                                                    EXHIBIT 99.2

                          TAXPAYER IDENTIFICATION CARD

[CONTROL NUMBER]

PLEASE SIGN AND RETURN THIS CARD EVEN IF THE TAXPAYER IDENTIFICATION NUMBER* SHOWN BELOW IS CORRECT. If you do not return the card, you may be subject to a $50 Internal Revenue Service penalty and we may be required to withhold and pay to the IRS 31% of any cash payment to which you may be entitled.

*For individuals, your taxpayer identification number is your social security number. For other entities, it is your employer identification number.

        ALL PERSONS ARE REQUIRED TO SIGN AND RETURN THIS CERTIFICATION.

Is this your correct taxpayer                   If not, please correct in
    identification number?                         the space provided.

           [NUMBER]                             _________________________


CERTIFICATION - UNDER PENALTIES OF PERJURY, I CERTIFY THAT

1)       (Mark the appropriate box in item 1.)
         / / the number shown on this form is my correct taxpayer identification number; or

         / / I am waiting for a number to be issued to me, and will provide it to you within 10 days of receiving the number.

2)       (Cross out item 2 if you ARE subject to backup withholding.)

         I am not subject to backup withholding because

         (i) I am exempt from backup withholding, or

         (ii) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or

         (iii) the IRS has notified me that I am no longer subject to backup withholding.

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Signature of Taxpayer                                    Date


Please refer to the instructions included with the Proxy Statement/Prospectus.


PLEASE MARK, SIGN, DATE AND MAIL THIS TAXPAYER IDENTIFICATION CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.